Exhibit 99.1

For Immediate Release

Eric Loughmiller

Executive Vice President & Chief Financial Officer

(317) 249-4254

eric.loughmiller@adesa.com

KAR Holdings, Inc. Reports Second Quarter 2008 Results

Carmel, IN, August 12, 2008 — KAR Holdings, Inc. today reported its second quarter financial results for the three months ended June 30, 2008. For the second quarter of 2008, the company reported revenue of $468.5 million as compared with second quarter 2007 revenue of $399.7 million for the combined companies of ADESA, Inc. (“ADESA”) and Insurance Auto Auctions, Inc. (“IAAI”), an increase of 17.2%. Adjusted EBITDA, excluding pro forma adjustments for recent acquisitions and cost savings, as defined in the company’s senior credit facility dated April 20, 2007, increased 15.7% to $122.6 million in the second quarter of 2008, as compared with second quarter 2007 adjusted EBITDA of $106.0 million for the combined companies of ADESA and IAAI.

For the six months ended June 30, 2008, the company reported that revenue rose 16.9% to $930.6 million as compared with revenue of $796.2 million for ADESA and IAAI combined for the comparable 2007 period. Adjusted EBITDA for the six months ended June 30, 2008, rose 11.3% to $233.9 million as compared with adjusted EBITDA of $210.1 million for ADESA and IAAI combined for the comparable 2007 period.

Earnings Conference Call Information

KAR Holdings, Inc. will also be hosting an earnings conference call on Wednesday, August 13th at 4:00 p.m. EDT (3:00 p.m. CDT). The call will be hosted by KAR Holdings, Inc.’s Chairman and Chief Executive Officer, Brian Clingen and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-888-233-8128 and entering participant passcode 4549272.

A replay of the call will also be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-888-203-1112 and entering conference code 4549272.

About KAR Holdings, Inc.

KAR Holdings, Inc. is the holding company for ADESA, a leading provider of wholesale used vehicle auctions whose operations span North America with 60 used vehicle sites, Insurance Auto Auctions, Inc., a leader in total automotive loss control and specialty salvage services in the United States whose operations span North America with 149 sites and Automotive Finance Corporation, a leading capital funding source for the used vehicle industry with 97 sites across North America. For further information on KAR Holdings Inc., ADESA, Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at http://www.karholdingsinc.com.

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KAR Holdings, Inc.

Consolidated Statements of Operations

(In millions) (Unaudited)

		2007
	Three Months Ended June 30, 2008	April 20 – June 30, 2007 (1)	April 1 – April 19, 2007	March 28 – April 19, 2007
	KAR	KAR	ADESA	IAAI
Operating revenues
ADESA Auction Services	$291.2	$190.9	$58.9	$—
IAAI Salvage Services	148.5	90.7	—	22.6
AFC	28.8	28.5	8.1	—

Total operating revenues	468.5	310.1	67.0	22.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	265.9	169.2	34.3	15.3
Selling, general and administrative	96.6	63.8	16.1	4.3
Depreciation and amortization	45.0	27.1	3.8	1.3
Transaction expenses (2)	—	—	22.4	—

Total operating expenses	407.5	260.1	76.6	20.9

Operating profit	61.0	50.0	(9.6)	1.7

Interest expense	51.8	45.4	1.5	1.6
Other (income) expense, net	(1.8)	(2.8)	(0.8)	(0.1)

Income (loss) before income taxes	11.0	7.4	(10.3)	0.2

Income taxes	4.8	2.8	0.8	1.0

Net income (loss)	$6.2	$4.6	$(11.1)	$(0.8)

(1)	KAR Holdings, Inc. was incorporated on November 9, 2006, but had no operations until the consummation of the Merger on April 20, 2007.
(2)	Expenses related to the Merger Agreement between ADESA and a group of private equity funds, consisting of legal and professional fees associated with the Merger, as well as accelerated incentive compensation costs.

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KAR Holdings, Inc.

Consolidated Statements of Operations

(In millions) (Unaudited)

	Six Months Ended June 30, 2008	2007
		April 20 – June 30, 2007 (1)	January 1 – April 19, 2007	January 1 – April 19, 2007
	KAR	KAR	ADESA	IAAI
Operating revenues
ADESA Auction Services	$576.3	$190.9	$325.4	$—
IAAI Salvage Services	290.6	90.7	—	114.8
AFC	63.7	28.5	45.9	—

Total operating revenues	930.6	310.1	371.3	114.8

Operating expenses
Cost of services (exclusive of depreciation and amortization)	531.5	169.2	187.3	76.5
Selling, general and administrative	192.5	63.8	85.5	19.5
Depreciation and amortization	92.3	27.1	15.9	7.9
Transaction expenses (2)	—	—	24.8	—

Total operating expenses	816.3	260.1	313.5	103.9

Operating profit	114.3	50.0	57.8	10.9

Interest expense	109.4	45.4	7.8	10.0
Other (income) expense, net	0.8	(2.8)	(1.9)	(0.2)

Income (loss) from continuing operations before income taxes	4.1	7.4	51.9	1.1

Income taxes	1.1	2.8	24.9	1.5

Income (loss) from continuing operations	3.0	4.6	27.0	(0.4)

Loss from discontinued operations, net of income taxes	—	—	(0.1)	—

Net income (loss)	$3.0	$4.6	$26.9	$(0.4)

(1)	KAR Holdings, Inc. was incorporated on November 9, 2006, but had no operations until the consummation of the Merger on April 20, 2007.
(2)	Expenses related to the Merger Agreement between ADESA and a group of private equity funds, consisting of legal and professional fees associated with the Merger, as well as accelerated incentive compensation costs.

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KAR Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	June 30, 2008	December 31, 2007
Cash and cash equivalents	$147.5	$204.1
Restricted cash	12.2	16.9
Trade receivables, net of allowances	372.8	278.3
Finance receivables, net of allowances	228.8	246.9
Retained interests in finance receivables sold	70.2	71.5
Other current assets	82.4	84.1

Total current assets	913.9	901.8

Goodwill	1,676.1	1,617.6
Customer relationships, net of accumulated amortization	858.1	844.4
Intangible and other assets	389.4	393.8
Property and equipment, net of accumulated depreciation	771.0	773.2

Total assets	$4,608.5	$4,530.8

Current liabilities, excluding current maturities of debt	$551.8	$444.1
Current maturities of debt	21.0	15.6

Total current liabilities	572.8	459.7

Long-term debt	2,593.2	2,601.1
Other non-current liabilities	432.7	456.4
Stockholders’ equity	1,009.8	1,013.6

Total liabilities and equity	$4,608.5	$4,530.8

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KAR Holdings, Inc.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA, as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to revenues, net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. The Company calculates Adjusted EBITDA by adjusting EBITDA for the items of income and expense and expected incremental revenue and cost savings as described in the Company’s $1,865 million senior credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA measure to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions to Adjusted EBITDA. This measure is used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and the notes. EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies. Results for ADESA and IAAI prior to the consummation of the Merger on April 20, 2007 have been combined.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions), (Unaudited)	2008	2007	2008	2007
Net income (loss)	$6.2	$(7.3)	$3.0	$31.1
Add back: discontinued operations	—	—	—	0.1

Income (loss) from continuing operations	6.2	(7.3)	3.0	31.2
Add back:
Income taxes	4.8	4.6	1.1	29.2
Interest expense, net of interest income	51.2	46.6	108.0	59.9
Depreciation and amortization	45.0	32.2	92.3	51.0

EBITDA	107.2	76.1	204.4	171.3

Nonrecurring charges	11.5	5.7	18.3	6.9
Nonrecurring transaction charges	—	22.4	—	24.8
Noncash charges	3.0	1.0	9.4	6.2
Advisory services	0.9	0.8	1.8	0.9

Adjusted EBITDA	$122.6	$106.0	$233.9	$210.1

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KAR Holdings, Inc.

EBITDA and Adjusted EBITDA (Continued)

Certain of the Company’s loan covenant calculations require financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement to net income (loss) for the periods presented:

	Three Months Ended				Twelve Months Ended June 30, 2008
(In millions) (Unaudited)	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Net income (loss)	$(8.6)	$(34.3)	$(3.2)	$6.2	$(39.9)
Add back:
Income taxes	3.7	(16.5)	(3.7)	4.8	(11.7)
Interest expense, net of interest income	56.3	56.0	56.8	51.2	220.3
Depreciation and amortization	39.6	59.8	47.3	45.0	191.7

EBITDA	91.0	65.0	97.2	107.2	360.4

Nonrecurring charges	4.9	12.4	6.8	11.5	35.6
Noncash charges	0.9	9.5	6.4	3.0	19.8
Advisory services	0.9	0.8	0.9	0.9	3.5

Adjusted EBITDA	97.7	87.7	111.3	122.6	419.3

Pro forma impact of recent acquisitions	5.6	4.1	2.5	—	12.2

Adjusted EBITDA per the Credit Agreement	$103.3	$91.8	$113.8	$122.6	$431.5

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